UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2008 (April 2, 2008)

COLUMBIA BANCORP
(Exact name of registrant as specified in its charter)

Oregon	0-27938	93-1193156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Third Street, Suite 200, The Dalles, Oregon 97058
(Address of principal executive offices)

(541) 298-6649
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 22, 2008, Columbia Bancorp (“Columbia”) notified the Listing Qualifications department of The Nasdaq Stock Market Inc. that during a review of its corporate, securities and compliance issues it discovered evidence that may suggest that Columbia is presently not in compliance with NASD Rule 4350(i)(1)(A), which requires that listed companies obtain shareholder approval prior to entry into an equity compensation arrangement with its officers and/or directors. Specifically, Columbia inadvertently issued equity compensation in excess of the number of shares authorized under the Columbia Bancorp 1999 Stock Incentive Plan, as amended in 2002 (the “Plan”).

In an effort to mitigate this potential violation Columbia has obtained written waivers from each executive officer and director holding vested/unvested restricted stock and stock options pursuant to which such executive officer and/or director has waived his or her right to vested/unvested restricted stock and to exercise such options unless and until the shareholders of Columbia vote in favor of an increase in the number of shares authorized for issuance under the Plan to include the excess options as well as additional options to provide for future grants. Columbia sought the concurrence of The Nasdaq Stock Market that a ratification by Columbia’s shareholders at the annual meeting to be held on April 24, 2008 will be sufficient to satisfy any shareholder approval requirement arising under the Nasdaq continued listing standards.

On April 2, 2008, The Nasdaq Stock Market issued a Letter of Reprimand to Columbia indicating that while Columbia failed to comply with NASD Rule 4350(i)(1)(A), Nasdaq would not seek to delist Columbia’s securities from The Nasdaq Global Select Market at this time. In making its determination, the Nasdaq staff considered, among other things, that: (i) Columbia has not demonstrated a pattern of non-compliance; (ii) once Columbia became aware of this compliance issue, it promptly notified Nasdaq; (iii) Columbia has proposed a course of action that will address the violation in a prompt and effective matter; and (iv) based on discussions with Columbia, the staff believes it is appropriate to close these matters by issuing the Letter of Reprimand in accordance with Marketplace Rule 4801(k)(2). The staff’s conclusion in the Letter of Reprimand is subject to Columbia seeking and obtaining shareholder approval for the increase in the number of shares authorized under the Plan at its annual meeting to be held on April 24, 2008.

A copy of the press release issued by Columbia on April 4, 2008 regarding this matter is attached to this Current Report on Form 8-K as exhibit 99.1

Item 9.01	Financial Statements and Exhibits

99.1	Press Release of Columbia Bancorp dated April 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2008	By:	/s/ Roger L. Christensen
Roger L. Christensen, President and Chief Executive Officer - Columbia Bancorp